Special Servicer Acknowledgment and Assumption

May 10, 2023

To the Parties Set Forth on Schedule I, attached hereto

Re: Special Servicer Acknowledgment and Assumption: Pooling and Servicing Agreement dated as of June 1, 2021 for the Benchmark 2021-B27 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2021-B27

Dear Sir or Madam:

Reference is made to the (i) Pooling and Servicing Agreement, dated as of June 1, 2021, among Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor and as Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee (the “PSA”) and (ii) the Co-Lender Agreement, dated as of June 8, 2021, by and between JPMorgan Chase Bank, National Association, in its capacities as Initial Note A-1 Holder and Initial Note A-2 Holder, relating to the Colonnade Corporate Center Mortgage Loan; the Co-Lender Agreement, dated as of June 9, 2021, by and between Citi Real Estate Funding Inc., in its capacities as Initial Note A-1 Holder and Initial Note A-2 Holder, relating to the 4500 Academy Road Distribution Center Mortgage Loan; the Co-Lender Agreement, dated as of February 21, 2020, by and between Citi Real Estate Funding Inc., in its capacities as Initial Note A-1 Holder and Initial Note A-2 Holder, relating to the Alabama Hilton Portfolio Mortgage Loan (together, the “Co-Lender Agreements”). Capitalized terms used herein but undefined have the meanings given to them in the PSA and Co-Lender Agreements.

Pursuant to Sections 3.21, 6.08(a) and 7.02 of the PSA and Section 7 of the Co-Lender Agreements, K-Star Asset Management LLC (“K-Star”) hereby agrees with all the other parties to the PSA that K-Star shall serve as the Special Servicer under, and as defined in the PSA with regard to the Serviced Loans. K-Star hereby acknowledges and agrees that, as of May 10, 2023 (the “Effective Date”), it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the Special Servicer with respect to the Serviced Loans, but shall have no liability with respect to any act or omission of any predecessor Special Servicer. K-Star hereby accepts all responsibilities, duties and liabilities of the Special Servicer and assumes the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA from and after the Effective Date. K-Star’s address for notices pursuant to Section 13.05 of the PSA is as follows:

K-Star Asset Management LLC

5949 Sherry Lane, Suite 950

Dallas, Texas 75225

Attention: Lindsey Wright

Email: Lindsey.Wright@KKR.com

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As of the Effective Date, K-Star hereby:

(a) makes the representations and warranties provided for in Section 2.06 of the PSA mutatis mutandis with all references to “Agreement” in Section 2.06 of the PSA to include this Special Servicer Acknowledgment and Assumption (“Acknowledgment”) in addition to the PSA, except that it (i) is a Delaware limited liability company, and (ii) has executed this Acknowledgment in lieu of execution and delivery of the PSA per Section 2.06(b)(ii); and

(b) certifies that it satisfies all related qualifications set forth in the Co-Lender Agreement(s) relating to the Serviced Companion Loans; and

(c) represents and warrants that, as of the Effective Date, it satisfies all of the eligibility requirements applicable to the Special Servicer set forth in the PSA and that all preconditions to the appointment of K-Star as Special Servicer have been satisfied.

For the sake of clarity, it is understood and agreed that the Non-Serviced Mortgage Loans are not covered by this Acknowledgment and Assumption as such Non-Serviced Mortgage Loans are not serviced under the PSA and accordingly special servicing of those Non-Serviced Mortgage Loans is not transferring to K-Star.

[SIGNATURE PAGE FOLLOWS]

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K-STAR ASSET MANAGEMENT LLC, a Delaware limited liability company

By: /s/ Lindsey Wright

Name: Lindsey Wright

Title: President and Chief Executive Officer

[Signature Page to BMARK 2021-B27 Acknowledgment and Assumption Agreement]

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Schedule I

Depositor:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328 2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394 0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862 8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and

Ryan M. O’Connor at ryan.m.oconnor@citi.com

Master Servicer and Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to: NoticeAdmin@midlandls.com

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust Benchmark 2021-B27

Fax number: (212) 816 5527

and with respect to e mail pursuant to this Agreement, at ratingagencynotice@citi.com

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Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Fax number: (302) 636 4140

Email: cmbstrustee@wilmingtontrust.com

Operating Advisor and Asset Representations Reviewer:

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: Benchmark 2021-B27— Surveillance Manager

with copies sent contemporaneously via email to cmbs.notices@parkbridgefinancial.com

BMARK 2021-B28 – Other Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

E-mail: US_CMBS_Notice@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

4 New York Plaza, Floor 21
New York, New York 10004-2413
Attention: SPG Legal
E-mail: US_CMBS_Notice@jpmorgan.com

BMARK 2021-B28 – Other Certificate Administrator and Other Trustee

Wells Fargo Bank, National Association,

c/o Computershare Trust Company, National Association, as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

Benchmark 2021-B28 Mortgage Trust

with a copy to:

Telecopy Number: (410) 715-2380

E-Mail: cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com

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BMARK 2021- B28 – Other Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Building 82, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head,

Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

BMARK 2020-B17 – Other Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 8th Floor

New York, New York 10179

Attention: Kunal K. Singh

E-mail: US_CMBS_Notice@jpmorgan.com

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.

4 New York Plaza, Floor 21
New York, New York 10004-2413
Attention: SPG Legal
E-mail: US_CMBS_Notice@jpmorgan.com

BMARK 2020-B17 – Other Certificate Administrator and Other Trustee

Wells Fargo Bank, National Association,

c/o Computershare Trust Company, National Association, as Agent

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

Benchmark 2020-B17 Mortgage Trust

with a copy to:

Telecopy Number: (410) 715-2380

E-Mail: cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com

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BMARK 2020- B17 – Other Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Building 82, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head,

Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

BUSINESS.30087889.3